UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	April 2, 2012

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code	(203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.07 Submission of Matters to a Vote of Security Holders

On March 28, 2012, the Company held its annual meeting of stockholders (the “Annual Meeting”) at NASDAQ OMX. At the Annual Meeting, the Company’s stockholders approved four (4) proposals. The proposals are described in detail in the proxy statement relating to the annual meeting.

Proposal 1.

The Company’s stockholders elected six (6) individuals to the Board of Directors as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Walter Fiederowicz	49,037,572	1,959,915
Joseph Fiorita	49,045,287	1,952,200
Liang-Choo Hsia	49,753,434	1,244,053
Constantine Macricostas	42,524,129	8,473,358
George Macricostas	42,169,840	8,827,647
Mitchell Tyson	43,174,429	7,823,058

Proposal 2.

The Company's stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2012 as set forth below:

Votes For	Votes Against	Abstentions
49,313,515	3,799,119	45,529

Proposal 3.

The Company's stockholders approved an amendment to the Company’s Employee Stock Purchase Plan to increase the number of authorized shares of common stock available for issuance from 1,200,000 to 1,500,000

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,313,515	887,543	796,429	5,006,613

Proposal 4.

The Company's stockholders approved by non-binding vote a resolution relating to the compensation of the named executive officers of the Company as described in the compensation discussion and analysis and the narrative disclosure as included in the proxy statement relating to the annual meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
45,243,234	4,888,041	862,212	5,006,613

As previously disclosed, the Company’s Board of Directors has determined that the Company will hold an advisory vote on the compensation of its named executive officers (the “say-on-pay vote”) each year until the next time that the Company propose an advisory vote on the frequency of the say-on-pay vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE:	April 2, 2012	BY	/s/ Richelle E. Burr
Richelle E. Burr
Vice President, General Counsel

PHOTRONICS, INC.